Exhibit 23.1
Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of eVision USA.Com, Inc. on Form S-8 of our report dated December 21, 1999, appearing in the Annual. Report on Form 10-K of eVision USA.Com, Inc. for the year ended September 30, 1999.

DELOITTE & TOUCHE LLP

Denver, Colorado
November 8, 2000